Exhibit 99.1

ACTIVE Network Reports Second Quarter 2013 Financial Results

•	Record Second Quarter Revenue of $132.4 Million

•	Strong Second Quarter Adjusted EBITDA of $22.2 Million

•	Company Issues Improved Full Year 2013 Adjusted EBITDA Guidance

SAN DIEGO, CALIF. – August 1, 2013 – ACTIVE Network (NYSE: ACTV), the leader in cloud-based activity and participant management™ solutions, today announced its financial results for the second quarter ended June 30, 2013. The Company also announced today that it has formed a Strategic Transactions Committee to consider and evaluate strategic alternatives.

Q2 2013 Financial Highlights:

(All comparisons are made to the second quarter of 2012)

•	Total net revenue up 9% to $132.4 million.

•	Technology revenue increased 10% and constituted 90%, or $119.5 million, of total net revenue.

•	Net registration revenue increased 10% to $92.3 million; registrations grew 6% and revenue per registration up 4%.

•	Marketing services revenue constituted 10%, or $12.9 million, of total net revenue.

•	Net loss was $4.5 million, compared to net loss of $2.3 million.

•	Adjusted EBITDA, a non-GAAP financial measure, was $22.2 million. Excluding charges related to management changes, Adjusted EBITDA was $23.7 million up 18%.

“I am pleased with our strong second quarter results – with revenues at the top end of our outlook range and Adjusted EBITDA exceeding the high end of our guidance,” said Jon Belmonte, Interim CEO of ACTIVE Network. “During the quarter, we commenced on a number of prioritization efforts designed to strengthen our financial performance and extend our market leadership position.”

“We believe our focus on operational efficiency will result in significant progress towards our future Adjusted EBITDA margin target of 23-27%,” said Scott Mendel, CFO of ACTIVE Network. “Our prioritization efforts drove strong margin accretion in the second quarter which we believe will continue, while helping position us for sustainable long-term growth.”

Q2 2013 Key Business Highlights

•

Marquee customer highlights included wins from Symantec™, SAS™ Institute, City of Mesa, AZ, YMCA™ of East Bay, CA, District of Cook County, IL, YMCA™ of Greater Kansas City, City of Carlsbad, CA Parks & Recreation, World Wrestling Camps™, Ann Arbor, MI Art Center and Rock–N-Glow™ 5Ks.

•	ACTIVE’s Conference™ solution powered a record number of large, complex technology events during the quarter including Cisco Live 2013, Adobe Max 2013, and Symantec Vision 2013, among others.

•	ACTIVE Network powered 200,000 games over 81-days during the United States Bowling Congress (USBC) 2013 Women’s Championships held April 12 through June 30 in Reno, Nevada.

•	ACTIVE Network announced a strategic partnership with RaceHQ™ to support software solutions that help race directors build and deliver great events.

Financial Outlook

Third Quarter 2013 – For the third quarter of 2013, ACTIVE Network expects total revenue to be in the range of $113 million to $116 million. Registrations are expected to grow approximately 2% to 4% and revenue per registration is expected to grow approximately 1% to 4% compared to the same period in the prior year. The Company expects Adjusted EBITDA in the range of $15 million to $17 million, and a net loss of $9 million to $4 million.

Full Year 2013 – Total revenue is expected to be in the range of $451 million to $456 million and Adjusted EBITDA is expected to be in the range of $51 million to $54 million. Excluding charges in the second quarter of 2013 related to management changes, Adjusted EBITDA is expected to be in the range of $52.5 million to $55.5 million, an improvement from the Company’s previously issued Adjusted EBITDA outlook. The Company expects a net loss of $41 million to $35 million.

Formation of a Strategic Transactions Committee

Separately, the Company noted it has received expressions of interest from outside parties ranging from an investment in ACTIVE Network to an acquisition of the Company. As a result, ACTIVE Network announced today its Board of Directors has a committee in place to evaluate strategic alternatives.

“The Strategic Transactions Committee and the entire Board of Directors intend to evaluate all options carefully in order to maximize shareholder value, including the continued execution of its stand-alone plan,” said Jon Belmonte, Interim CEO of ACTIVE Network. “The management team remains focused on execution of its operating plan.”

The Company noted there can be no assurances as to whether any strategic alternative involving a third party will be recommended by the Board or undertaken or, if so, upon what terms and conditions. The

Company does not intend to disclose developments with respect to the progress of its evaluation of strategic alternatives until such time as the Board has determined a course of action or otherwise deems disclosure appropriate. The Board has retained Citi as financial advisor to assist in this process.

Conference Call Information

The conference call dial-in number is (877) 703-6106 for domestic participants and (857) 244-7305 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of the ACTIVE Network corporate website at: http://investors.activenetwork.com/.

A replay of the call will be available starting at 6:30 p.m. Eastern Time (3:30 p.m. Pacific Time) on August 1, 2013 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on August 8, 2013. To listen to the replay, dial (888) 286-8010 or (617) 801-6888 outside of the United States and use the passcode 72332144. The replay will also be available via webcast at: http://investors.activenetwork.com/.

About ACTIVE Network

ACTIVE Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in activity and participant management™, our ACTIVE Works® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities, as well as online destinations such as ACTIVE.com® that connect people with the things they love to do. Serving ~55,000 global business customers and driving ~90 million transactions annually, we help organizations get participants, manage their events and build communities. ACTIVE Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ACTIVEnetwork.com or ACTIVE.com and engage with us on Twitter @ACTIVEnetwork, @ACTIVE and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth and improve its operations, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, the effects of the Company’s recent management change, and the Company’s ability to successfully consider and evaluate its strategic alternatives, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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© 2013 The Active Network, Inc. All rights reserved. ACTIVE.com, ACTIVE Works and StarCite are registered trademarks of The Active Network, Inc. ACTIVE Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.

Media Contact:	Investor Contact:

Kristin Carroll, ACTIVE Network	Brinlea Johnson, The Blueshirt Group
PR@ACTIVEnetwork.com	Brinlea@blueshirtrgroup.com
1-858- 964-3834	1-212-331-8424

Allise Furlani, The Blueshirt Group
allise@blueshirtgroup.com
212-331-8433

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net Revenue:
Technology revenue	$119,473	$108,155	$214,463	$192,275
Marketing services revenue	12,887	13,409	23,908	23,727

Total net revenue	132,360	121,564	238,371	216,002
Cost of net revenue:
Cost of technology revenue	56,413	50,812	105,459	96,467
Cost of marketing services revenue	1,024	2,115	2,215	3,431

Total cost of net revenue	57,437	52,927	107,674	99,898

Gross profit	74,923	68,637	130,697	116,104
Operating expenses:
Sales and marketing	27,148	24,284	53,974	49,308
Research and development	21,496	21,121	42,672	42,330
General and administrative	25,031	16,903	41,539	33,447
Amortization of intangibles	3,986	5,596	8,440	11,288

Total operating expenses	77,661	67,904	146,625	136,373

(Loss) income from operations	(2,738)	733	(15,928)	(20,269)
Interest income	16	25	31	50
Interest expense	(153)	(90)	(335)	(241)
Other income (expense), net	(470)	(524)	(1,023)	877

(Loss) income before provision for income taxes	(3,345)	144	(17,255)	(19,583)
Provision for income taxes	1,127	2,469	2,445	3,080

Net loss	$(4,472)	$(2,325)	$(19,700)	$(22,663)

Net loss per share:
Basic and diluted	$(0.07)	$(0.04)	$(0.32)	$(0.39)

Weighted-average shares:
Basic and diluted	61,611	58,322	61,190	57,655

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,135	$58,493
Restricted cash	624	1,145
Registration receivable	31,281	16,260
Accounts receivable, net	52,980	51,363
Inventories	4,588	4,809
Prepaid expenses and other current assets	11,151	8,922

Total current assets	208,759	140,992
Property and equipment, net	44,527	41,236
Software development costs, net	49,869	51,151
Goodwill	242,369	243,716
Intangible assets, net	51,607	62,806
Other long-term assets	2,536	2,569

Total assets	$599,667	$542,470

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,383	$8,174
Registration fees payable	117,242	61,272
Accrued expenses	42,826	38,865
Deferred revenue	73,207	66,846
Capital lease obligations, current portion	2,319	2,774
Other current liabilities	3,719	4,373

Total current liabilities	245,696	182,304
Capital lease obligations, net of current portion	1,793	2,462
Other long-term liabilities	6,039	6,192
Deferred tax liability	20,707	19,065

Total liabilities	274,235	210,023
Stockholders’ equity:
Common stock	62	62
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	667,936	653,694
Accumulated other comprehensive income	7,377	8,934
Accumulated deficit	(337,984)	(318,284)

Total stockholders’ equity	325,432	332,447

Total liabilities and stockholders’ equity	$599,667	$542,470

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
Operating activities
Net loss	$(19,700)	$(22,663)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	20,026	15,863
Amortization of intangible assets	10,833	14,231
Stock-based compensation expense	13,452	7,331
Deferred tax liability	1,689	1,799
Other non-cash items	(652)	(1,713)
Change in operating assets and liabilities, net of effect of acquisitions:
Restricted cash	521	627
Registration receivable	(15,030)	(7,809)
Accounts receivable	(1,747)	(6,699)
Inventories	220	(2,311)
Prepaid expenses and other assets	(2,221)	(1,318)
Accounts payable and accrued expenses	4,669	(1,809)
Registration fees payable	55,978	39,944
Deferred revenue	6,675	13,105
Other liabilities	(95)	(359)

Net cash provided by operating activities	74,618	48,219
Investing activities
Purchases of property and equipment	(13,909)	(9,343)
Capitalized software development	(11,123)	(10,996)
Cash paid for acquisitions, net of cash acquired	—	(38,037)

Net cash used in investing activities	(25,032)	(58,376)
Financing activities
Proceeds from issuance of common stock	1,663	6,850
Payments on capital lease obligations	(1,124)	(2,737)
Payments of employee tax withholdings from equity transactions	(1,059)	—
Proceeds (repayment) of long-term debt	—	5,000

Net cash provided by financing activities	(520)	9,113
Effect of exchange rates on cash	576	151

Net increase (decrease) in cash and cash equivalents	49,642	(893)
Cash and cash equivalents at beginning of period	58,493	108,699

Cash and cash equivalents at end of period	$108,135	$107,806

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

Operational Data:

	Three Months Ended				Six Months Ended
	June 30,		%		June 30,		%
	2013	2012	change		2013	2012	change
Net registration revenue	92,266	83,854	10%		162,811	147,373	10%
Registrations	29,738	28,036	6%		47,876	46,259	3%
Net registration revenue per registration	$3.10	$2.99	4%		$3.40	$3.19	7%
GAAP and Non-GAAP Gross Profit Margin:

	Three Months Ended		% or		Six Months Ended		% or
	June 30,		bps		June 30,		bps
	2013	2012	change		2013	2012	change
Total net revenue	$132,360	$121,564	9%		$238,371	$216,002	10%
GAAP gross profit	$74,923	$68,637	9%		$130,697	$116,104	13%
Add back: stock-based compensation	118	192			283	252
Add back: depreciation & amortization	10,130	7,950			19,600	15,668

Non-GAAP gross profit	$85,171	$76,779	11%		$150,580	$132,024	14%
Gross profit margin:
GAAP gross profit margin	56.6%	56.5%	10	bps	54.8%	53.8%	100	bps
Non-GAAP gross profit margin	64.3%	63.2%	110	bps	63.2%	61.1%	210	bps

Stock-Based Compensation Expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of net revenue	$118	$192	$283	$252
Sales and marketing	841	1,006	1,591	1,702
Research and development	410	668	1,009	1,120
General and administrative	8,157	2,436	10,569	4,257

Total stock-based compensation (1)	$9,526	$4,302	$13,452	$7,331

(1)	Management change costs included $5.7 million in stock-based compensation and $1.5 million in other costs in the three months ended June 30, 2013 associated with the May 2013 separation agreements for the Company’s former Executive Chairman and Chairman of the Board, and Chief Executive Officer.

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data)

(Unaudited)

Non-GAAP Earnings:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Non-GAAP net income (loss):
GAAP net loss	$(4,472)	$(2,325)	$(19,700)	$(22,663)
Add back: stock-based compensation (1)	9,526	4,302	13,452	7,331
Add back: amortization of intangibles	5,178	7,074	10,833	14,231
Income tax effect	(5,147)	(3,982)	(8,500)	(7,547)

Non-GAAP net income (loss)	$5,085	$5,069	$(3,915)	$(8,648)

Add back: management change costs (1)	1,500	—	1,500	—
Income tax effect	(525)	—	(525)	—

Non-GAAP net income (loss) excluding management change costs	$6,060	$5,069	$(2,940)	$(8,648)

Weighted-average shares:
Basic	61,611	58,322	61,190	57,655

Diluted	64,848	64,962	61,190	57,655

Non-GAAP net income (loss) per share:
Basic	$0.08	$0.09	$(0.06)	$(0.15)

Diluted	$0.08	$0.08	$(0.06)	$(0.15)

Non-GAAP net income (loss) per share excluding management change costs:
Basic	$0.10	$0.09	$(0.05)	$(0.15)

Diluted	$0.09	$0.08	$(0.05)	$(0.15)

Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss	$(4,472)	$(2,325)	$(19,700)	$(22,663)
Add back: interest expense, net	137	65	304	191
Add back: provision for income taxes	1,127	2,469	2,445	3,080
Add back: depreciation and amortization	15,460	15,118	30,859	30,094
Add back: stock-based compensation (1)	9,526	4,302	13,452	7,331
Add back: other (income) expense, net	470	524	1,023	(877)

Adjusted EBITDA	$22,248	$20,153	$28,383	$17,156

Add back: management change costs (1)	1,500	—	1,500	—

Adjusted EBITDA excluding management change costs	$23,748	$20,153	$29,883	$17,156

(1)	Management change costs included $5.7 million in stock-based compensation and $1.5 million in other costs in the three months ended June 30, 2013 associated with the May 2013 separation agreements for the Company’s former Executive Chairman and Chairman of the Board, and Chief Executive Officer.

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE—3RD QUARTER AND FULL YEAR 2013 OUTLOOK

(In thousands, except per share data)

	Estimated		Estimated
	3rd Quarter 2013		Full Year 2013
	Low End	High End	Low End	High End
Reconciliation of GAAP to Non-GAAP Results:
Net loss	$(9,000)	$(4,000)	$(41,000)	$(35,000)
Add back: interest, taxes and other	2,000	1,000	6,000	5,000
Add back: depreciation and amortization	16,000	15,000	62,000	61,000
Add back: stock-based compensation (1)	6,000	5,000	24,000	23,000

Adjusted EBITDA	$15,000	$17,000	$51,000	$54,000

Add back: management change costs (1)			1,500	1,500

Adjusted EBITDA excluding management change costs			$52,500	$55,500

Net loss per share:
Net loss	$(9,000)	$(4,000)	$(41,000)	$(35,000)

Weighted average shares—basic and diluted	62,000	63,000	62,000	63,000
Net loss per share—basic and diluted	$(0.15)	$(0.06)	$(0.66)	$(0.56)

Non-GAAP net income (loss):
GAAP net loss	$(9,000)	$(4,000)	$(41,000)	$(35,000)
Add back: stock-based compensation (1)	6,000	5,000	24,000	23,000
Add back: amortization of intangibles	5,500	5,000	21,000	20,000
Income tax effect	(4,000)	(3,500)	(15,800)	(15,100)

Non-GAAP net income (loss)	$(1,500)	$2,500	$(11,800)	$(7,100)

Add back: management change costs (1)			1,500	1,500
Income tax effect			(500)	(500)

Non-GAAP net loss excluding management change costs			$(10,800)	$(6,100)

Weighted average shares—basic	62,000	63,000	62,000	63,000
Weighted average shares—diluted	N/A	66,000	N/A	N/A
Non-GAAP net income (loss) per share:
Basic	$(0.02)	$0.04	$(0.19)	$(0.11)

Diluted	$(0.02)	$0.04	$(0.19)	$(0.11)

Non-GAAP net loss per share excluding management change costs, basic and diluted			$(0.17)	$(0.10)

(1)	Management change costs included $5.7 million in stock-based compensation and $1.5 million in other costs in the three months ended June 30, 2013 associated with the May 2013 separation agreements for the Company’s former Executive Chairman and Chairman of the Board, and Chief Executive Officer.